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                                                                    Exhibit 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use of our report dated March 12, 1993, on the balance sheets of Tweeds, Inc., as of January 31, 1993 and February 2, 1992, and the related statements of operations, stockholders' equity and cash flows for the year ended January 31, 1993, and the period from July 1, 1991 to February 2, 1992, incorporated by reference in this Registration Statement on Form S-3 of Hanover Direct, Inc. and to the reference to our firm under the heading "experts" in the prospectus.


                                                               KPMG PEAT MARWICK



March 9, 1994